UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2006

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West Maple, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 5, 2006, the Board of Directors of Hiland Partners GP, LLC (“GP LLC”), the general partner of Hiland Partners, LP, appointed Robert Shain to the office of Vice President—Operations and Engineering.

From March 2006 to June 5, 2006, Robert Shain served as Vice President—Northern Region Operations & Engineering of GP LLC. He has over 30 years of experience in the oil and gas industry, the majority of which has been in the engineering and operations of midstream natural gas gathering, compression, processing and treating, along with business development and marketing. From July 2003 until March 2006, Mr. Shain served as Vice President of Operations and Engineering for Seminole Gas Company, LLC (successor to Impact Energy, LTD) in Tulsa, Oklahoma. From May 1995 until July 2003 Mr. Shain served in a variety of commercial roles, the most recent of which was Vice President of Commercial Services, for CMS Field Services, LLC (successor to Heritage Gas Services, LLC) also in Tulsa, Oklahoma, in which he was responsible for the development and management of operating and capital budgets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

	By:	Hiland Partners GP, LLC,
its General Partner

	By:	/s/ Ken Maples
		Name:	Ken Maples
		Title:	Chief Financial Officer, Vice President— Finance, Secretary and Director

June 6, 2006